                                                                   Exhibit 10.13


                                AMENDMENT TO THE
               NONQUALIFIED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                            FOR CERTAIN EMPLOYEES OF
                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

         BY THIS AGREEMENT, the Nonqualified Supplemental Executive Retirement Plan for Certain Employees of Phoenix Home Life Mutual Insurance Company (the "Supplemental Plan"), as amended and restated effective January 1, 1989, is hereby amended as follows effective as of the date of the merger of Phoenix Securities Group, Inc. into Duff & Phelps Corporation, on or about November 1, 1995.

         1. Section 3.1 is amended by adding the following sentence to the end thereof:

         "Moreover, Employees hired by Phoenix Equity Planning Corporation or Phoenix Investment Counsel, Inc. after June 14, 1995 who were not employed by Phoenix Home Life Mutual Insurance Company or any of its subsidiaries immediately prior to their date of hire by Phoenix Equity Planning Corporation or Phoenix Investment Counsel, Inc. shall not be eligible to participate in this Supplemental Plan."

         2. Section 5.2 of the Supplemental Plan is deleted.

         3. The following new Article X is added to the Supplemental Plan:

                            "PARTICIPATING EMPLOYERS

         10.1 ADOPTION OF Supplemental Plan BY OTHER EMPLOYERS with the consent of the Benefit Plans Committee, any other corporation may adopt the Supplemental Plan and all of the provisions hereof and participate herein as a Participating Employer by a properly executed document evidencing said intent and will of such Participating Employer.

         10.2 REQUIREMENTS OF PARTICIPATING EMPLOYERS

         (a) Benefits payable under the Supplemental Plan to employees of the Participating Employer are funded through the Participating Employer's general assets. The Participating Employer agrees to pay and assumes all liability with respect to all benefits payable under the Supplemental Plan to past, present and future employees of the Participating Employer, their spouses and other dependents and beneficiaries in accordance with the terms of the Supplemental Plan. Notwithstanding the foregoing, Phoenix Home Life Mutual Insurance Company and not Phoenix Equity Planning Corporation nor Phoenix Investment Counsel, Inc. shall pay and assume liability for benefits payable under the Supplemental Plan to Employees of Phoenix Equity Planning

Corporation and Phoenix Investment Counsel, Inc. with respect to service completed before January 1, 1996.

         (b) The Plan Administrator shall keep separate books and records concerning the contributions and benefits payable under the Supplemental Plan with respect to the Participating Employer and the Employees of the Participating Employer.

         (c) The Participating Employer shall pay to Phoenix Home Life Mutual Insurance Company its proportionate share of any administrative expenses of the Supplemental Plan which are to be paid by the Employer.

         10.3 DESIGNATION OF AGENT

         Each Participating Employer shall be deemed to have designated irrevocably the Benefit Plans Committee and the Plan Administrator as its agents.

         10.4 PLAN AMENDMENT

         (a) Subject to the provisions of paragraph (b) hereof, each Participating Employer shall be deemed to have delegated to the Benefit Plans Committee the right at any time to amend the Supplemental Plan in accordance with the terms of the Supplemental Plan, provided that any such amendment could not significantly affect the Participating Employer's share of the cost of the Supplemental Plan. If an amendment could significantly affect the Participating Employer's share of the cost of the Supplemental Plan, then such amendment shall not be effective with respect to the Participating Employer until approved by the Board of Directors of the Participating Employer. Any such amendment shall be adopted at a meeting duly called or by unanimous written consent in accordance with the Participating Employer's Articles of Incorporation, Bylaws and applicable law and shall become effective as provided therein upon its execution.

         (b) No amendment to the Supplemental Plan shall be effective with respect to a Participating Employer until 45 days after a copy of the amendment shall have been delivered to the Participating Employer, unless the Participating Employer shall have waived its right to receive such advance copy of the amendment.

         10.5 WITHDRAWAL OF A PARTICIPATING EMPLOYER

         A Participating Employer may terminate its participation in the Supplemental Plan by giving the Benefit Plans Committee prior written notice specifying a termination date which shall be the last day of a month at least 30 days subsequent to the date such notice is delivered to the Benefit Plans Committee, unless the Benefit Plus Committee shall have waived its right to such notice. The Benefit Plans Committee may terminate a Participating Employer's participation in the Supplemental Plan as of any termination date by giving the Participating Employer prior written notice specifying a termination date which shall be the last day of a month at least 30 days subsequent to the date such notice is delivered to the Participating Employer, unless the Participating Employer shall have waived its right to such notice.

         10.6 ADMINISTRATOR'S AUTHORITY

         The Plan Administrator shall have all of the duties and responsibilities authorized by the Supplemental Plan and shall have the authority to make any and all rules, regulations and decisions necessary or appropriate to effectuate the terms of the Supplemental Plan, which shall be binding upon each Participating Employer and all Participants."

         IN WITNESS WHEREOF, this Amendment has been executed this 26th day of October, 1995.

                                    Phoenix Home Life Mutual Insurance Company
                                    Benefit Plans Committee


/s/ Diane Fitzgerald               By: /s/ Carl T. Chadburn
_______________________            _________________________________
Diane Fitzgerald                   Carl T. Chadburn
Witness                            Secretary

                                       3